UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2015

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Hartwell Avenue, Suite 105 Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) Election of a New Director

On July 16, 2015, the Board of Directors (the “Board”) of Inotek Pharmaceuticals Corporation (the “Company”) appointed Richard N. Spivey, PharmD, PhD, to the Board. Dr. Spivey will serve as a Class I director of the Company, to hold office until the date of the annual meeting of stockholders next following the year ending December 31, 2017 or until his or her earlier death, resignation or removal. The Board has determined that Dr. Spivey satisfies the definition of “independent” director, including without limitation the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended (collectively, “Applicable Requirements”).

Dr. Spivey, age 65, currently serves as a scientific advisor to the pharmaceutical industry and as a member of the Board of Councilors, University of Southern California, and School of Pharmacy. From 2010 to 2015, he was the Senior Vice President, Global Regulatory Affairs at Allergan, plc. From 2002 to 2010, Dr. Spivey served various roles at Meda AB (previously MedPointe Inc.), most recently as the Chief Scientific Officer (Head of R&D). Dr. Spivey has also held positions at Pharmacia Corporation (now Pfizer Inc.), Schering-Plough Corporation (now Merck & Co.), Parke-Davis Pharmaceutical Research Division, and Boots Pharmaceuticals, Inc. Dr. Spivey received his PharmD from the University of Southern California and his PhD from the College of Pharmacy, University of Minnesota.

Upon his election to the Board, Dr. Spivey was granted an option to purchase 24,000 shares of the Company’s Common Stock at an exercise price of $5.32 per share, which is equal to the fair market value of the Company’s Common Stock on the date of grant (the “Vesting Commencement Date”). Twenty-five percent of the shares shall vest on the one year anniversary of the Vesting Commencement Date and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, subject to Dr. Spivey’s continued service on the Board.

As a non-employee director, Dr. Spivey will receive compensation in the same manner as the Company’s other non-employee directors. Additionally, in connection with the Dr. Spivey’s appointment to the Board, the Company and Dr. Spivey will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s existing directors. The form of such indemnification agreement was previously filed by the Company as an exhibit to its Registration Statement on Form S-1 filed with the SEC.

In connection with his election to the Board, Dr. Spivey was also appointed to the Board’s Nominating and Corporate Governance Committee. The Board has determined that Dr. Spivey satisfies all applicable requirements to serve on such committee.

There are no arrangements or understandings between Dr. Spivey and any other persons pursuant to which he was appointed as a member of the Board. There are no family relationships between Dr. Spivey and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Spivey and the Company.

A copy of the press release announcing Dr. Spivey’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter Vice President—Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 21, 2015